As filed with the Securities and Exchange Commission on February 25, 1997
                                              Registration No. 333-
                                                                   -------------
--------------------------------------------------------------------------------
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                        -------------------------
                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                        -------------------------
                         ALLIANCE IMAGING, INC.
         (Exact Name of Registrant as Specified in Its Charter)
            DELAWARE                                 33-0239910
    (State of Incorporation)                      (I.R.S. Employer
                                               Identification Number)
                    3111 NO. TUSTIN AVENUE, SUITE 150
                        ORANGE, CALIFORNIA  92865
                             (714) 921-5656
                (Address of Principal Executive Offices,
                           including zip code)

                        -------------------------
               1991 AMENDED AND RESTATED STOCK OPTION PLAN
                   LONG TERM EXECUTIVE INCENTIVE PLAN
                          (Full Title of Plan)
                        -------------------------
                            TERRENCE M. WHITE
                         ALLIANCE IMAGING, INC.
                    3111 NO. TUSTIN AVENUE, SUITE 150
                        ORANGE, CALIFORNIA  92865
                             (714) 921-5656
                           (Agent for service)
                        -------------------------
        IT IS REQUESTED THAT COPIES OF COMMUNICATIONS BE SENT TO:
                          ANTHONY T. ILER, ESQ.
                           IRELL & MANELLA LLP
                      333 SO. HOPE ST., SUITE 3300
                     LOS ANGELES, CALIFORNIA  90071
                             (213) 229-0516
                     CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum Offering      Proposed         Amount of
     Title of Securities           Amount to be            Price            Maximum Aggregate  Registration
      to be Registered              Registered          Per Share(1)        Offering Price(1)       Fee
-----------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)   1,000,000 shares (2)      $6.5625              $6,562,500        $1,988.64
-----------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)    250,000 shares (3)       $6.5625              $1,640,625         $497.16
-----------------------------------------------------------------------------------------------------------

   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the last bid and asked prices of the Common Stock in the NASDAQ over-the-counter market on February 24, 1997.
   (2) Includes the maximum number of shares which may be issued pursuant to the exercise of options under the 1991 Amended and Restated Stock Option Plan. In addition, in accordance with Rule 416, this Registration Statement also covers an indeterminate number of shares that may become issuable by reason of the anti-dilution provisions of such plan.
   (3) Includes 250,000 shares which may be issued pursuant to the Long Term Executive Incentive Plan.

                            EXPLANATORY NOTE

    Pursuant to General Instruction C of Form S-8, this Registration Statement contains a Prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of Common Stock of Alliance Imaging, Inc. which have been or may be acquired pursuant to the 1991 Amended and Restated Stock Option Plan, and the Long Term Executive Incentive Plan.

                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


    Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 will be sent or given to employees and directors as specified by Rule 428(b)(1). Such information (as it may be updated from time to time), together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitutes the Section 10(a) Prospectus.

                               PROSPECTUS

                         ALLIANCE IMAGING, INC.

                              COMMON STOCK
                            ($.01 PAR VALUE)

                            1,250,000 SHARES

                             --------------

    This Prospectus relates to 1,250,000 shares of common stock, $0.01 par value ("Common Stock"), of Alliance Imaging, Inc., a Delaware corporation ("Alliance" or the "Company"), which may be offered from time to time by one or all of the selling stockholders named herein (the "Selling Stockholders") or, pursuant to General Instruction C to Form S-8, in a supplement to this Prospectus. The Company will receive no part of the proceeds of such sales.
The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock offered hereby, except that the Selling Stockholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such shares. See "Plan of Distribution."

    The Selling Stockholders may sell all or a portion of the shares offered hereby from time to time on the over-the-counter market of the National Association of Securities Dealers Automated Quotation System (the "NASDAQ") at prevailing prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. To the extent required, the specified shares to be sold, the public offering price, the names of any such broker-dealers, and any applicable commission or discount with respect to any particular offer will be set forth in a supplement to this Prospectus. See "Plan of Distribution."

    The Common Stock is traded on the over-the-counter market of the NASDAQ. On February 19, 1997, the last reported price of the Common Stock was $7.0625 per share.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    FOR INFORMATION CONCERNING CERTAIN FACTORS RELATING TO THIS OFFERING, SEE "RISK FACTORS."

            The date of this Prospectus is February 25, 1997.

                            TABLE OF CONTENTS

                                                                 PAGE

FORWARD-LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . .   2

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . .   3

DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . . .   3

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . .     5

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . .   5

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .     8

SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . .   8

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . .    10

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . .    10

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . .    10


    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                       FORWARD-LOOKING STATEMENTS

    Certain information incorporated by reference into this Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbor created by that Act. There are several important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements contained in such discussions. Additional information on the risk factors that could affect the Company's financial results is included in this Prospectus and in other documents incorporated by reference herein.

                       AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, 14th Floor, Chicago, Illinois 60661-2511. Copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

    The Company has filed with the Commission a registration statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.
The Registration Statement, including the exhibits and schedules filed as a part thereof, may be inspected without charge at the public reference facilities maintained by the Commission as set forth in the preceding paragraph. Copies of these documents may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission.

                DOCUMENTS INCORPORATED BY REFERENCE

    The following documents heretofore filed by the Company under the Exchange Act with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1995; (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and (3) the description of the Company's Common Stock as set forth in the registration statement filed by the Company on Form 8-A filed on October 14, 1991 pursuant to Section 12(g) of the Exchange Act, and any amendments thereto filed with the Commission for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to the Company's stockholders that is not deemed to be filed under said provisions. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide, without charge, to each person to whom a copy of this Prospectus has been delivered, on the request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits thereto. Written or oral requests for such copies should be directed to Alliance Imaging, Inc., 3111 No. Tustin Ave., Suite 150, Orange, California 92865, Attention: Secretary. The telephone number is
(714) 921-5656.

                            THE COMPANY

    Alliance is a leading provider of outsourced radiology and high technology diagnostic imaging systems, as well as related management and information services, to hospitals and other health care providers. Services are provided on both a mobile, shared-user basis as well as on a full-time basis to single customers. The Company currently operates its magnetic resonance imaging ("MRI") and computed tomography ("CT") systems nationwide. The Company's executive offices are located at 3111 No. Tustin Ave., Suite 150, Orange, California 92865. The Company's telephone number is (714) 921-5656.

                           RISK FACTORS

    The Common Stock offered hereby is subject to a number of material risks and other investment considerations, including those summarized below. These risks and investment considerations should be carefully considered by prospective investors.

EARNINGS VOLATILITY

    The Company's earnings have been subject to significant volatility in the past. The Company incurred a net loss of $14.7 million for the fiscal year ended December 31, 1993 and a net loss of $19.1 million for the fiscal year ended December 31, 1994. Beginning in late 1993, the Company commenced a continuing review of certain older equipment and other assets, as well as its capital structure, in view of a difficult operating environment that severely affected most MRI service providers. As a result, the Company recorded non-cash asset impairment charges in 1993 and 1994, and began an on-going equipment trade-in and upgrade program to improve the marketability and productivity of the Company's MRI and CT systems. As a result of the improved operating environment for MRI services providers, numerous cost containment and efficiency measures implemented by the Company and expanded sales and marketing efforts, the Company's financial performance significantly improved in the fiscal years ended December 31, 1995 and 1996. Income before extraordinary gains in those periods was $4.1 million and $6.5 million, respectively. There can be no assurance, however, that the recent positive trends will continue.

SCAN VOLUME

    The Company's financial performance depends significantly on the number of scans performed per system per day and the number of days the systems are operated ("scan volume"). Among the factors which could result in a reduction in scan volume are non-renewal or cancellation of contracts, conversion of a customer to full-time service, equipment malfunctions and a reduction in demand for the Company's equipment or services. When contracts are cancelled or not renewed, the Company attempts to quickly place the affected systems with new customers. However, initiation of MRI services at a new customer's location may be associated with lower scan volume and, thus, lower revenues, than are realized from an established customer, so that a high rate of non-renewal by existing customers may adversely affect the Company even if such customers are quickly replaced. There can be no assurance that the Company will be able to maintain or increase scan volume.

    The health care industry is highly regulated and very competitive. The health care environment in recent years has been characterized by cost containment pressures which management believes have resulted in decreasing revenues per scan. Although management of the Company believes that scan prices have generally stabilized in the industry, it is possible that renewed cost containment pressures or other factors could again have an adverse effect on scan volume and prices. Although the Company has experienced increased scan volumes in 1995 and 1996, it has also had periods of declining volumes in prior years, and there can be no assurance that the recent positive trends will continue.

SUBSTANTIAL DEBT

    Even following recent refinancing transactions, the Company remains highly leveraged. The Company's debt obligations as of the date of this Prospectus include $19,639,000 in principal amount of 7.5% Senior Notes due 2003 and $18,000,000 in principal amount of a bridge loan due March 31, 1997. The bridge loan is expected to be converted by the holder into a new issue of preferred stock of the Company on or before the maturity date of the loan, although there can be no assurance in this regard. In addition, as of January 31, 1997, the Company had $53,460,000 of secured equipment financing outstanding. As a result, a substantial portion of the Company's cash flow from operations is used to service debt obligations. The Company expects to continue to use secured equipment financing to acquire new equipment. A decrease in scan volume could affect the Company's ability to service its debt obligations or incur additional debt for future equipment acquisitions. In addition, the Company's debt agreements currently impose restrictions on the Company relating to capital expenditures, additional indebtedness, payment of dividends, leases and disposition of assets.

REIMBURSEMENT OF HEALTH CARE COSTS

    In most cases, the Company receives payment directly from health care providers rather than from private insurers, other third party reimbursers or governmental entities. Payment to health care providers by third party payors for the Company's diagnostic services depends substantially upon such payors' reimbursement policies. Consequently, those policies have a direct effect on health care providers' ability to pay for the Company's services. Concerns about rising health care costs may cause more restrictive reimbursement policies to be implemented in the future. Restrictions on reimbursements to health care providers may affect such providers' ability to pay for the services offered by the Company and could indirectly adversely affect the Company's financial performance.

REGULATION

    Many aspects of the medical industry in the United States are subject to extensive federal and state government regulation. Although the Company believes that its operations comply with applicable regulations, there can be no assurance that subsequent adoption of laws or interpretations of existing laws will not regulate, restrict or otherwise adversely affect the Company's business.

    In some states, a Certificate of Need or similar regulatory approval
("CON") is required prior to the acquisition of medical equipment or provision of medical services by the Company or its customers. CON regulation can limit or preclude the Company from providing diagnostic imaging services or equipment. The CON application process may be lengthy and costly. A significant increase in the number of states regulating the Company's business within the CON framework could adversely affect the Company. Conversely, repeal of existing CON regulation in jurisdictions where the Company has obtained a CON could also adversely affect the

Company, since obtaining a CON provides the Company with a competitive advantage in obtaining and retaining customers in such jurisdictions.


TECHNOLOGICAL CHANGE: OBSOLESCENCE

    Diagnostic imaging technology continues to be characterized by new developments and advances. While the Company is not aware of any new technologies in development that might replace MRI, the development of new technologies or refinement of existing ones might render the Company's existing equipment technologically or economically obsolete or cause a reduction in the value of the Company's equipment. There can be no assurance that the Company will be able to acquire the new or improved equipment which may be required to service its customers.

    Manufacturers of MRI systems are continuously working to develop new software and related upgrades for use in MRI systems, and customer acceptance of the Company's MRI systems frequently depends upon the Company's ability to have such upgrades installed. During the year ended December 31, 1996, the Company purchased major upgrades for 11 MRI systems at a total approximate cost of $3,300,000. There can be no assurance that the Company will be able to continue to purchase all of the upgrades which may be required by health care providers.

COMPETITION

    The market for diagnostic imaging services is highly competitive. In addition to direct competition from other contract providers, Alliance competes with free-standing imaging centers and other health care providers that have their own diagnostic imaging equipment, and with equipment manufacturers that sell imaging equipment to health care providers for full-time installation.
Some of the Company's direct competitors which provide contract MRI services may have access to greater financial resources than the Company. In addition, some of the Company's customers are capable of providing the same services to their patients directly.

RELIANCE ON KEY PERSONNEL

    The Company is heavily dependent on the efforts of certain of its officers and other management personnel, principally including Richard N. Zehner, Vincent
S. Pino and the Company's Senior Vice Presidents. The loss of the services of one or more of these individuals could have a material adverse effect on the Company.

CONTROL BY CERTAIN STOCKHOLDERS

    The former holders of the Company's 7.5% Senior Subordinated Debentures due 2005 own in the aggregate approximately 37.0% of the Company's outstanding Common Stock as of the date of this Prospectus and hold warrants to acquire another 88,800 shares (representing an additional 0.8% of the Company's shares assuming full exercise of the warrants). As a result, if such holders were to vote their shares together, they would control a substantial number of the outstanding voting shares of the Company. In addition, assuming that the holder of the Company's Bridge Loan elects to convert it into shares of a new issue of convertible preferred stock of the Company, such preferred stock would be convertible, initially, into 3,000,000 shares of Common Stock, or 21.6% of the Common Stock following conversion. Assuming conversion of the Bridge Loan, the same holder will obtain the right to convert additional indebtedness of the Company held by it (at a formula conversion rate based on the "notional" amount of the indebtedness, as described in the documentation governing the transaction), currently in the principal amount of $9,819,000, into preferred shares convertible into Common Stock. In addition, the holder of the Bridge Loan holds warrants to acquire 50,000 shares of Common Stock. As a result, that holder may have the ability to control a substantial number of the outstanding shares of the Company in the future.

                          USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

                       SELLING STOCKHOLDERS

    The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who have or may acquire such shares pursuant to the exercise of options (i) that may be granted under the Company's 1991 Amended and Restated Stock Option Plan (the "Plan") or
(ii) that may be granted under the Company's Long Term Executive Incentive Plan. The Selling Stockholders named below may resell all, a portion, or none of the shares that they have acquired or may acquire pursuant to the exercise of such options.

    Key employees deemed to be "affiliates" of the Company who acquire registered Common Stock under the Plan may be added to the Selling Stockholders listed below from time to time, either by means of a post-effective amendment hereto or by use of a prospectus filed pursuant to Rule 424 under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with," the Company.

    The following table shows the names of the Selling Stockholders, their positions with the Company, the number of shares of Common Stock known by the Company to be beneficially owned by them as of January 31, 1997, the number of shares covered by this Prospectus and the number of shares of Common Stock to be owned by each Selling Stockholder if such Selling Stockholder were to sell all of his or her shares of Common Stock covered by this Prospectus.


------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                                             NUMBER OF SHARES
                                                            BENEFICIALLY OWNED  NUMBER OF SHARES
                                                              (PERCENTAGE OF    COVERED BY THIS
SELLING STOCKHOLDER        POSITION WITH THE COMPANY        OUTSTANDING)(1)(2)    ROSPECTUS(3)
-------------------        -------------------------        ------------------    ------------
------------------------------------------------------------------------------------------------
Richard N. Zehner          Chairman, President                    513,806              (2)
                           and Chief Executive                     (4.7%)
                           Officer
------------------------------------------------------------------------------------------------
Vincent S. Pino            Executive Vice                         405,720              (2)
                           President and Chief                     (3.7%)
                           Operating Officer
------------------------------------------------------------------------------------------------
Terrence M. White          Senior Vice President,                84,708(4)             (2)
                           Chief Financial Officer
                           and Secretary
------------------------------------------------------------------------------------------------
Robert B.                  Director                               188,092              (2)
  Waley-Cohen              (1.7%)(5)
------------------------------------------------------------------------------------------------
James E. Buncher           Director                               7,500(4)             (2)
------------------------------------------------------------------------------------------------
John C. Wallace            Director                               7,500(4)             (2)
------------------------------------------------------------------------------------------------
Jay A. Mericle             Senior Vice President              117,904(1.1%)            (2)
------------------------------------------------------------------------------------------------
Terry A. Andrues           Senior Vice President                 96,539(4)             (2)
------------------------------------------------------------------------------------------------
Cheryl A. Ford             Senior Vice President                 58,317(4)             (2)
------------------------------------------------------------------------------------------------
Neil M. Cullinan           Senior Vice President                 35,000(4)             (2)
------------------------------------------------------------------------------------------------
Michael W. Grismer         Controller, Assistant                 10,000(4)             (2)
                           Secretary
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) Assumes that no additional shares are purchased and sold by the Selling Stockholder.

(2) Includes shares that the following Selling Stockholders presently have the right to acquire by exercise of options: Mr. Zehner, 256,667 shares; Mr. Pino, 41,675 shares; Mr. White 30,008 shares; Mr. Waley-Cohen, 20,000 shares; Mr. Buncher, 7,500 shares; Mr. Wallace, 2,500 shares; Mr. Mericle, 81,017 shares; Mr. Andrues, 81,017 shares; Ms. Ford, 11,017 shares; Dr. Cullinan, 35,000 shares; and Mr. Grismer, 10,000 shares.

(3) Shares covered by this Prospectus include (i) up to 1,000,000 shares that have been or may be issued pursuant to the Company's 1991 Amended and Restated Stock Option Plan, and (ii) up to 250,000 shares that may be issued pursuant to the Long Term Executive Incentive Plan.

(4)   Less than one percent of outstanding shares.

(5) Includes 84,046 shares held by Felicity A. Waley-Cohen, Mr. Waley-Cohen's wife.

                       PLAN OF DISTRIBUTION

    The sale of all or a portion of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time in the NASDAQ over-the-counter market at prevailing prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

    To the extent required under the Securities Act, a supplement to this Prospectus will be filed disclosing (a) the name of any such broker-dealers,
(b) the number of shares involved, (c) the price at which such shares are to be sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

    There is no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

    The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock offered hereby, except that the Selling Stockholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such shares.

                           LEGAL MATTERS

    The validity of the securities offered hereby will be passed upon for the Company by the law firm of Irell & Manella LLP, Los Angeles, California.

                              EXPERTS

    The consolidated financial statements of Alliance Imaging, Inc.
incorporated by reference in the Alliance Imaging, Inc. Annual Report (Form 10-K) for the year ended December 31, 1995 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon and incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Commission by the Company are incorporated herein by reference:

      (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

      (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

      (3) the description of the Common Stock contained in the Form 8-A Registration Statement filed on October 14, 1991 registering the Common Stock pursuant to Section 12(g) of the Exchange Act, and any amendments thereto filed with the Commission for the purpose of updating such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission, and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

ITEM 4.    DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law ("DGCL") as the same exists or may be amended, (1) the Registrant shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Registrant and (2) directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant's Amended and Restated Bylaws provide that the Registrant shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or key officer of the Registrant or serves or served at the request of the Registrant as a director or key officer of another corporation, partnership, joint venture, trust or any other enterprise. The Registrant has also entered into indemnification agreements with its directors and executive officers which are intended to provide for the indemnification of such persons against certain liabilities, and for the advancement of expenses to them in connection with indemnifiable events, to the fullest extent permitted by Delaware law.

    Section 145 of the DGCL generally provides that a corporation is in certain circumstances permitted, and in other circumstances may be required, to indemnify its directors, officers and controlling persons against certain expenses (including attorneys' fees) and other amounts paid in connection with certain threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (including certain civil actions and suits that may be instituted by or in the right of the Registrant), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors or officers of the Registrant. Such Section also permits the Registrant to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant or which may arise out of their status as directors or officers of the Registrant, whether or not the Registrant would have the power to indemnify such persons against such liability under the provisions of such Section. The Company has purchased insurance for directors and certain officers covering certain acts of such persons on behalf of the Company.

    Section 102 of the DGCL allows a corporation, in its certificate of incorporation, to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit and (4) unlawful payment of dividends or unlawful stock purchases or redemptions.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.    EXHIBITS

 EXHIBIT
 NUMBER    DESCRIPTION

 4         Form of Common Stock Certificate (1)
 5         Legal Opinion of Irell & Manella LLP (2)
 10.1      1991 Amended and Restated Stock Option Plan, and forms of stock option agreements used thereunder (3)
 10.2      Form of Non-Employee Director Stock Option Agreement (4)
 10.3      Long Term Executive Incentive Plan (5)
 23.1      Consent of Independent Auditors (2)
 23.2 Consent of Irell & Manella LLP (included in legal opinion filed as Exhibit 5)
 24        Power of Attorney (included on Signature Page)

---------------------------------

 (1) Incorporated by reference to Exhibit 4.1 filed with the Company's Registration Statement on Form S-1, No. 33-40805, initially filed on May 24, 1991.

 (2)       Filed herewith.

 (3) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1, No. 33-40805, initially filed on May 24, 1991 and the Company's definitive Proxy Statement with respect to its Annual Meeting of Stockholders held May 16, 1996.

 (4) Incorporated by reference to the Company's definitive Proxy Statement with respect to its Annual Meeting of Stockholders held May 21, 1992.

 (5) Incorporated by reference to Exhibit 10.37 filed with the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995.

ITEM 9.    UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     PROVIDED, HOWEVER, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities
      Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Orange, California, on the 25th day of February, 1997.


                        ALLIANCE IMAGING, INC.
                        a Delaware corporation


                        By: /s/ TERRENCE M. WHITE
                               --------------------------------------------
                            Name:   Terrence M. White
                            Title:  Senior Vice President, Chief Financial
                                    Officer and Secretary

                         POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard N. Zehner and Terrence M. White, and each and any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 25, 1997.

      Name                                         Title

/s/ RICHARD N. ZEHNER                    Chief Executive Officer, President and
-------------------------------          Chairman of the Board of Directors
Richard N. Zehner                        (Principal Executive Officer)




/s/ VINCENT S. PINO                      Executive Vice President, Chief
-------------------------------          Operating Officer and Director
Vincent S. Pino



/s/ TERRENCE M. WHITE                    Senior Vice President, Chief Financial
-------------------------------          Officer and Secretary (Principal
 Terrence M. White                       Financial Officer)




/s/ MICHAEL W. GRISMER                   Controller (Principal Accounting
-------------------------------          Officer)
Michael W. Grismer



/s/ JAMES E. BUNCHER                     Director
-------------------------------
 James E. Buncher


/s/ ROBERT B. WALEY-COHEN                Director

-------------------------------
Robert B. Waley-Cohen


/s/ JOHN C. WALLACE                      Director
-------------------------------
John C. Wallace

                           EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION                                                 PAGE NO.
-------    -----------

 4         Form of Common Stock Certificate (1)
 5         Legal Opinion of Irell & Manella LLP (2)
 10.1 1991 Amended and Restated Stock Option Plan, and forms of stock option agreements used thereunder (3)
 10.2      Form of Non-Employee Director Stock Option Agreement (4)
 10.3      Long Term Executive Incentive Plan (5)
 23.1      Consent of Independent Auditors (2)
 23.2      Consent of Irell & Manella LLP (included in legal opinion filed as
           Exhibit 5)
 24        Power of Attorney (included on Signature Page)

---------------------------------

 (1) Incorporated by reference to Exhibit 4.1 filed with the Company's Registration Statement on Form S-1, No. 33-40805, initially filed on May 24, 1991.

 (2)       Filed herewith.

 (3) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1, No. 33-40805, initially filed on May 24, 1991 and the Company's definitive Proxy Statement with respect to its Annual Meeting of Stockholders held May 16, 1996.

 (4) Incorporated by reference to the Company's definitive Proxy Statement with respect to its Annual Meeting of Stockholders held May 21, 1992.

 (5) Incorporated by reference to Exhibit 10.37 filed with the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995.